                                                                     EXHIBIT 4.1

                                   SPECIMEN

CERTIFICATE NUMBER                                                 COMMON SHARES

                      CHICAGO BRIDGE & IRON COMPANY N.V.

                              INCORPORATED UNDER THE             CUSIP
                              LAWS OF THE NETHERLANDS   SEE REVERSE FOR CERTAIN
                                 WITH ITS SEAT AT             DEFINITIONS
                                  AMSTERDAM, THE
                                    NETHERLANDS
                               (Commercial Register
                                  Number 286.441)

     THIS CERTIFIES THAT

     IS THE OWNER OF

     FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF THE PAR VALUE OF NLG 0.01 (NETHERLANDS GUILDER) OF

     CHICAGO BRIDGE & IRON COMPANY N.V. (the "Company") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this share certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the laws of The Netherlands, to the Articles of Association of the Company, if and as amended (copies of which are available at the office of the Company at Amsterdam, The Netherlands and at the office of the Transfer Agent and Registrar in New York), and to all provisions whereof the holder hereof hereby asserts and is bound. The Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile signatures of the duly authorized officers of the Company

Dated:                                          Countersigned and Registered
                                                HARRIS TRUST AND SAVINGS BANK,
                                                   New York Transfer Agent



-----------------------  -----------------------  --------------------------
   Managing Director        Managing Director        Authorized Signature

                       CHICAGO BRIDGE & IRON COMPANY N.V.

Transfers of Common Shares may only be made in accordance with Article [   ] of
the Articles of Association of the Company. The undersigned Assignor hereby certifies that all requirements relating to the transfer of Common Shares have been complied with. The Company will furnish without charge to each shareholder who so requests information about the designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company, and about the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the office of the Company at Amsterdam, The Netherlands, or to the office of the Transfer Agent and Registrar in New York. Keep this Certificate in a safe place. If it is lost, stolen or destroyed the Company may require a bond and/or indemnity as a condition to the issuance of a replacement certificate. The share(s) represented by this Certificate have been issued by CHICAGO BRIDGE & IRON COMPANY N.V., a company organized and existing under the laws of The Netherlands (the "Company"). The Company has authorized the Transfer Agent to acknowledge the transfer of share(s) on its behalf, which acknowledgment is required by Netherlands law.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -      as tenants in       UNIF GIFT MIN ACT _______ Custodian _______
               common                                (Cust.)           (Minor)

TEN ENT -      as tenants by                         under Uniform Gifts to
               the entireties                        Minors

JT TEN  -      as joint tenants with                 Act ___________________
               right of ownership and                         (State)
               not as tenants in common


          Additional abbreviations may also be used though not listed.

                     _____________________________________
                                 TRANSFER FORM

For value received _________________________________________ hereby sell and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE





 Please print or type name and address including postage zip code of Assignee
________________________________________________________________________________
________________________________________________________________ Common Shares
of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________________________________
to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Such transferee accepts title to _______ shares each with a nominal value of
0.01 Dutch Guilder (NLG 0.01) in the share capital of the Company, represented by this Certificate. The parties waive their right to invoke a rescission of this agreement on any ground whatsoever. This agreement is governed by the laws of The Netherlands.


Date ______________

                                             X_____________________________
                                                                (Signature)



                                             X_____________________________
                                                                (Signature)


                                ACKNOWLEDGMENT

The undersigned selling on behalf of the Company, hereby acknowledges the transfer of the Common Shares (as described above) and confirms that entry hereof has been made in the Company's shareholders' register as of ________


CHICAGO BRIDGE & IRON COMPANY N.V.

By:  ____________________________

Date:  __________________________



DRAFT: 3/16/97 8:23 PM                                      #25666 v1 (JSY01!.DO